                                                                     EXHIBIT 3.1

                             CERTIFICATE OF MERGER
                                    MERGING
                       BUILDING ONE SERVICES CORPORATION
                                      INTO
                        GROUP MAINTENANCE AMERICA CORP.

     GROUP MAINTENANCE AMERICA CORP., a corporation organized and existing under the laws of Texas, DOES HEREBY CERTIFY:

     FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

     Group Maintenance America Corp.          Texas

     Building One Services Corporation        Delaware

     Group Maintenance America Corp. was incorporated on April 16, 1997, pursuant to the Business Corporation Act of the State of Texas, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

     SECOND: That the Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Group Maintenance America Corp., which shall herewith be changed to Encompass Services Corporation, a Texas corporation.

     FOURTH: That the Amended and Restated Articles of Incorporation of Group Maintenance America Corp. as are to be effected by the merger are set forth in their entirety and attached hereto as Exhibit A, and all the terms and provisions thereof are hereby incorporated in this Certificate of Merger and made a part hereof with the same force and effect as if herein set forth in full; and, from and after the effective date of the merger until further amended as provided by law, said Exhibit A, separate and apart from this Certificate of Merger shall be, and may be separately certified as, the Amended and Restated Articles of Incorporation of Group Maintenance America Corp., the surviving corporation.

     FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 8 Greenway Plaza, Suite 1500, Houston, Texas 77046.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That Group Maintenance America Corp. survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent Delaware corporation as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of
Section 262 of the General Corporation Law of Delaware, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 8 Greenway Plaza, Suite 1500, Houston, Texas 77046, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.

     EIGHTH: That this Certificate of Merger shall be effective upon filing.

Dated February 22, 2000


                              GROUP MAINTENANCE AMERICA CORP.



                              By:    /s/ J. Patrick Millinor, Jr.
                                     ---------------------------------
                              Name:  J. Patrick Millinor, Jr.
                              Title: Chief Executive Officer

                                 EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        GROUP MAINTENANCE AMERICA CORP.

                                   ARTICLE I

     Group Maintenance America Corp., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act ("TBCA"), hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

ARTICLE II

     The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

(1)  Article I is amended in its entirety to be as follows:

"ARTICLE I

NAME

     The name of the Corporation is Encompass Services Corporation."

(2) The first paragraph of Article IV is amended in its entirety to be as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 250,000,000 which shall be divided into
     (a) 200,000,000 shares of common stock having a par value of $.001 per share ("Common Stock") and (b) 50,000,000 shares of preferred stock having a par value of $.001 per share ("Preferred Stock")."

(3)  Article VI is amended in its entirety to be as follows:

ARTICLE VI

REGISTERED OFFICE AND AGENT

          The street address of the registered office of the Corporation is 8 Greenway Plaza, Suite 1500, Houston, Texas 77046. The name of the registered agent of the Corporation at such address is J. Patrick Millinor, Jr."

(4)  Article VII is amended in its entirety to be as follows:

"ARTICLE VII

BOARD OF DIRECTORS

     (1) The property, affairs and business of the Corporation shall be managed by or under the direction of the Corporation's board of directors. Subject to the rights of the holders of any series of Preferred Stock, the number of directors constituting the board of directors of the Corporation shall not be less than nine (9) nor more than eighteen (18). Subject to the rights of the holders of any series of Preferred Stock, the number of directors shall be determined from time to time hereafter exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire board of directors. For purposes of these Restated Articles of Incorporation, the "entire board of directors" shall mean the number of directors that would be in office if there were no vacancies nor any unfilled newly created directorships. Directors need not be residents of the State of Texas or shareholders of the Corporation.
Until the third annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation under the TBCA, the directors shall be divided into three classes, which shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and designated Class I, Class II and Class III, respectively. Each director elected or appointed prior to the effectiveness of these Restated Articles of Incorporation under the TBCA shall serve for their full term, such that the term of each Class I director shall end at the second succeeding annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation, the term of each Class II director shall end at the third succeeding annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation, and the term of each Class III director shall end at the first succeeding annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation. The term of each director elected after the effectiveness of these Restated Articles of Incorporation whether at an annual meeting or to fill a vacancy in the board of directors arising for any reason, including any increase in the size of the board of directors, shall end at the first annual meeting following his or her election. Commencing with the third annual meeting of shareholders following the effectiveness of these Restated Articles of Incorporation, the foregoing classification of the board of directors shall cease, and all directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office in accordance with the TBCA. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     (2) Notwithstanding anything else contained in these Restated Articles of Incorporation, whenever holders of any one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions applicable to such class or series established pursuant to Paragraph 1 of Article IV hereof. Directors shall be elected by such holders annually unless expressly provided otherwise by the terms of such class or series of Preferred Stock.

     (3) No director of the Corporation shall be removed from office as a director by vote or other action of the shareholders or otherwise except for cause."

(5)  Article XII is hereby deleted in its entirety.

(6)  Article XIII is amended in its entirety to be as follows:


                                  "ARTICLE XII

                 PROVISIONS APPLICABLE TO BUSINESS COMBINATIONS

     1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article XII, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Shareholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder, shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, and the affirmative vote of not less than a majority of the votes entitled to be cast by the Voting Stock beneficially owned by persons other than such Interested Shareholder. Each share of Voting Stock shall have the number of votes granted to it in, or duly fixed by the board of directors pursuant to, Article IV of these Articles of Incorporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, or in any agreement of the Corporation with any national securities exchange or otherwise.

     2. Exceptions to Higher Vote Requirement. The provisions of Section 3 of this Article XII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in any of the following Paragraphs (a), (b) or (c) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph (a) is met:

          (a) The Business Combination shall have been approved either specifically, or as a transaction which is within a series of related transactions described with reasonable specificity, by at least an eighty percent (80%) vote of the Continuing Directors (as hereinafter defined), who shall at the time constitute at least a majority of the Whole Board (as hereinafter defined) (whether or not such approval occurs prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder).

          (b) All of the following conditions shall have been met:

               (i) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock of the Corporation in such Business Combination shall be at least equal to the higher amount determined under clauses (A) and (B) below:

                    (A) (If applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) ("Highest

               Purchase Price") paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock,

                         (x) within the two-year period immediately prior to the
                    first public announcement of the proposed Business Combination (the "Announcement Date"), or

                         (y) in the transaction in which it became an Interested
                    Shareholder,

               whichever is higher, in either case, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; provided that if the Business Combination is effected more than 180 days after the last date upon which such Interested Shareholder paid the Highest Purchase Price, then the consideration to be received by the shareholders shall be increased by Interest (as hereinafter defined) with respect to the period from the date the Interested Shareholder paid the applicable Highest Purchase Price to the effective date of the Business Combination ("Adjustment Period").

                    (B) The Fair Market Value per share of Common Stock on the
               Announcement Date or on the date (the "Determination Date") on which the Interested Shareholder became an Interested Shareholder, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

               (ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (A), (B) and (C) below:

                    (A) (If applicable) the Highest Purchase Price paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock,

                         (x) within the two-year period immediately prior to the
                    Announcement Date, or

                         (y) in the transaction in which it became an Interested Shareholder,

               whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; provided that if the Business Combination is effected more than 180 days after the last date upon which such Interested Shareholder paid the Highest Purchase Price, then the consideration to be received by the shareholders shall be increased by Interest with respect to the Adjustment Period.

                    (B) The Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                    (C) (If applicable) the highest preferential amount per
               share to which the holders of shares of such class or series of Capital Stock would be entitled, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

               (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varies as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

               (iv) After the Determination Date and prior to the consummation of such Business Combination:

                    (A) Except as approved by a majority of the Continuing
               Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;

                    (B) There shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock of the Corporation), except as approved by a majority of the Continuing Directors;

                    (C) There shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of common stock of the Corporation, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and

                    (D) Neither such Interested Shareholder nor any of its
               Affiliates shall have become the beneficial owner of any additional shares of Capital Stock or securities convertible into Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the percentage beneficial ownership of the Interested Shareholder or any of its Affiliates of any class or series of Capital Stock.

               (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least thirty
          (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions).

               (vi) Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

               (vii) The Interested Shareholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advantages, guarantees, pledges or other financial assistance or any tax credits or other tax advances provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

          (c) The Business Combination shall be allowed, permitted or required under the terms of any Statement of Designation governing any Preferred Stock of the Corporation or pursuant to the Investor's Rights Agreement by and between the Corporation and Boss II, LLC, or necessary or required as part of or in connection with the Merger.

     3. Certain Definitions. The following definitions shall apply with respect to this Article XII:

          (a) The term "Business Combination" shall mean:

               (i) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder or (B) any other company (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder which, in any case, involves the issuance, redemption, cancellation, exchange or conversion of shares, obligations, evidences of ownership, rights to purchase securities or other securities (in one transaction or a series of transactions) having an aggregate Fair Market Value (as hereinafter defined) of more than twenty percent (20%) of the Total Assets of the Corporation (as hereinafter defined); or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), including without limitation any other security device, to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets, securities or commitments of the Corporation or any Subsidiary (as hereinafter defined) having an aggregate Fair Market Value of more than twenty percent (20%) of the Total Assets of the Corporation; or

               (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of more than twenty percent (20%) of the Total Assets of the Corporation; or

               (iv) the adoption of any plan or proposal for the liquidation, spinoff, splitoff, splitup or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary which is beneficially owned (as hereinafter defined) by an Interested Shareholder or any Affiliate of any Interested Shareholder by more than one percent, except for transactions described in subparagraphs (i), (ii) or (iii) of this Paragraph 3(a) which involve assets, cash, securities or other property of the Corporation with an aggregate Fair Market Value not in excess of twenty percent (20%) of the Total Assets of the Corporation; or

               (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (b) The term "Capital Stock" shall mean all capital stock of the Corporation now or hereafter authorized to be issued from time to time by the Corporation, and the term "Voting Stock" shall mean shares of Capital Stock which are entitled to vote generally in the election of directors.

          (c) The term "Total Assets of the Corporation" means the total assets of the Corporation, as reflected on the most recent consolidated balance sheet of the Corporation at the time the shareholders of the Corporation would be required to approve or adopt the transaction in question.

          (d) The term "person" shall mean any individual, firm, company, corporation, partnership, limited liability company, or other entity and shall include any "group" comprised of any person (as the term "group" is defined in Section 13(d)(3) of the Exchange Act).

          (e) "Interested Shareholder" means any person (other than the Corporation or any Subsidiary) who or which is the beneficial owner (as hereinafter defined), directly or indirectly, of ten percent or more of the voting power of the outstanding Voting Stock; provided, however, the term "Interested Shareholder" shall not include any employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

          (f) A person shall be a "beneficial owner" of, or shall "beneficially own" any Capital Stock (i) which such person or any of its Affiliates or Associates owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of any period of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph (e) of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph (f) of Section 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any arrangement or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

          (g) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on April 1, 1997.

          (h) The term "Subsidiary" means any company of which a majority of any class of Equity Security is beneficially owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph (e) of this Section 3, the term "Subsidiary" shall mean only a company of which a majority of each class of Equity Security is beneficially owned by the Corporation.

          (i) The term "Continuing Directors" means (i) any member of the board of directors of the Corporation, while such person is a member of the board of directors, who is not the Interested Shareholder, an Affiliate or Associate of the Interested Shareholder or a representative of any such person and who was a member of the board of directors prior to the Determination Date, and (ii) any successor of any of the Continuing Directors, while such successor is a member of the board of directors, who is not the Interested Shareholder, an Affiliate or Associate of the Interested Shareholder or a representative of any such person and who is recommended or elected to succeed any of the Continuing Directors by a majority of Continuing Directors.

          (j) The term "Fair Market Value" means (i) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
     (ii) in the case of property other than stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (k) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (b)(i) and (b)(ii) of Section 2 of this Article XII shall include the shares of Common Stock of the Corporation and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

          (l) The term "Interest" means interest with respect to the applicable Highest Purchase Price accrued daily at an annual rate equal to 110% of the arithmetic average of the weekly per annum market discount rates for 3-month U.S. Treasury bills during the Adjustment Period, as published by the Board of Governors of the Federal Reserve System; provided, however, that in respect of any portion of the Adjustment Period during which the Corporation cannot determine Interest in the foregoing manner, Interest shall be deemed to be ten percent (10%); and provided further that any such amount shall be reduced, but not below zero, by the aggregate of the regular quarterly cash dividends paid per share of Common Stock during the Adjustment Period.

          (m) The term "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, as in effect on April 1, 1997.

          (n) "Whole Board" means the total number of directors which this Corporation would have if there were no vacancies.

          (o) The term "Merger" means the merger contemplated by the Agreement and Plan of Merger dated November 2, 1999, by and between Group Maintenance America Corp. and Building One Services Corporation as amended.

     4. A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XII, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another; (iv) whether the applicable conditions set forth in Paragraph (b) of Section 2 have been met with respect to any Business Combination, (v) the Fair Market Value of Stock or other property in accordance with Paragraph (j) of Section 3 of this Article XII, and (vi) whether the securities which are the subject of any Business Combination referred to in Paragraph (a)(i) of Section 3, or the assets, securities or commitments which are the subject of any Business Combination referred to in Paragraph (a)(ii) of
Section 3, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in Paragraph (a)(iii) of Section 3 have, in any such case, an aggregate Fair Market Value of more than twenty percent (20%) of the Total Assets of the Corporation.

     5. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Shareholder (or holds of record shares of Voting Stock beneficially owned by any Interested Shareholder) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is an Interested Shareholder, (ii) the number of, and class or series of, shares beneficially owned by such person who it is reasonably believed is an Interested Shareholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and
(iii) any other factual matter relating to the applicability or effect of this
Article XII, as may be reasonably requested of such person, and such person shall furnish such information within ten (10) days after receipt of such demand.

     6. Nothing contained in this Article XII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     7. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the board of directors and the holders of any particular class or series of the Voting Stock required by law or these Articles of Incorporation, to alter, amend or repeal this
Article XII, as an additional requirement for such action, either (i) the Continuing Directors, who at the time shall constitute at least a majority of the Whole Board, shall expressly approve such action by at least an eighty percent (80%) vote of such Continuing Directors; or (ii) such action shall be adopted or approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class."

(7)  Article XIV is amended in its entirety to be as follows:

                                 "ARTICLE XIII.

            CERTAIN ACQUISITIONS OF VOTING STOCK BY THE CORPORATION

     1. The Corporation shall not acquire, directly or indirectly, any Voting Stock, by the purchase, exchange or otherwise from any Related Person (as hereinafter defined) or any of its Affiliates or Associates.

     2. This article shall not be applicable to any acquisition of Voting Stock (i) pursuant to a Tender Offer made to all holders of any class of Voting Stock on the same price, terms and conditions and, if for less than all of the Voting Stock, subject to pro rata acceptance (except as to holders of fewer than 100 shares), (ii) in compliance with Rule 10b-18 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect at the date of adoption of this article, (iii) for a total consideration per share, including payment for legal fees, investment banking fees, brokerage fees and related costs and expenses of the holder in acquiring such Voting Stock, not in excess of the Fair Market Value per share, determined as of the Acquisition Date, (iv) pursuant to the terms of the Statement of Designation for any series of Preferred Stock or pursuant to the Investor's Rights Agreement by and between the Corporation and Boss II, LLC, or (v) as part of or in connection with the Merger.

     3. The term "Acquisition Date" means the date on which the Related Person became a Related Person.

     4. The term "Related Person" means any person (other than the Corporation or any Subsidiary) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the then outstanding Voting Stock.

     5. The term "Tender Offer" means any tender offer for, or request or invitation for tenders of, Voting Stock, within the meaning of Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, as in effect at the date of adoption of this article, and any purchase or series of purchases of Voting Stock at or above then prevailing market prices for such Voting Stock pursuant to which more than five percent of the outstanding Voting Stock is acquired in any two-year period.

     6. The term "Merger" means the merger contemplated by the Agreement and Plan of Merger dated November 2, 1999, by and between Group Maintenance America Corp. and Building One Services Corporation as amended.

     7. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the board of directors and the holders of any particular class or series of the Voting Stock required by law or these Articles of Incorporation, to alter, amend or repeal this
Article XIII, as an additional requirement for such action, either (i) the Continuing Directors, who at the time shall constitute at least a majority of the Whole Board, shall expressly approve such action by at least an eighty percent (80%) vote of such Continuing Directors; or (ii) such action shall be adopted or approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class."

ARTICLE III

     Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted at a meeting of the shareholders of the Corporation, duly called, and held on __________________.

ARTICLE IV

     The number of shares outstanding was ________________ and the number of shares entitled to vote on the amendments and restated articles of incorporation was ___________; the number of shares voted for such restated articles as so amended was _____________; and the number of shares that abstained or did not vote at the meeting of the shareholders regarding such restated articles as so amended was ____________.

ARTICLE V

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

RESTATED ARTICLES OF INCORPORATION

                                      OF

                        GROUP MAINTENANCE AMERICA CORP

ARTICLE I

                                      NAME

     The name of the Corporation is Encompass Services Corporation.

                                   ARTICLE II

                                    DURATION

     The period of the duration of the Corporation is perpetual.

                                  ARTICLE III

                                    PURPOSE

     The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "TBCA").

                                   ARTICLE IV

                                 CAPITAL STOCK

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 250,000,000 which shall be divided into (a) 200,000,000 shares of common stock having a par value of $.001 per share ("Common Stock") and (b) 50,000,000 shares of preferred stock having a par value of $.001 per share ("Preferred Stock").

     A description of the different classes of stock of the Corporation and a statement of the designations, preferences, limitations and relative rights, including voting rights of the various classes of stock are as follows:

     1. Preferred Stock. The shares of Preferred Stock may be divided into and issued in series. The board of directors shall have the authority to establish series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series of Preferred Stock to less than the number of shares within such series that are then issued. The Preferred Stock of each such series shall have such designations, preferences, limitations or relative rights, including voting rights, as shall be set forth in the resolution or resolutions establishing such series adopted by the board of directors, including, but without limiting the generality of the foregoing, the following:

          (a) the distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the board of directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the board of directors;

          (b) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

          (c) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, obligations, indebtedness, rights to purchase securities or other securities of the Corporation or other entities, domestic or foreign, or for other property or for any combination of the foregoing, and the terms and conditions of such conversion or exchange;

          (d) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

          (e) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (f) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

          (g) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the board of directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

          (h) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the board of directors shall determine.

     2.   Common Stock.

          (i) Subject to the prior and superior rights of the Preferred Stock, and on the conditions set forth in Section 1 of this Article or in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

          (j) Each holder of Common Stock shall be entitled to one vote for each share held.

     3. Cumulative Voting Denied. Shares of the voting stock of the Corporation shall not be voted cumulatively.

     4. Preemptive Rights. Except as may be established by the board of directors with respect to any series of Preferred Stock, shares of stock of the Corporation do not carry preemptive rights.

     5. Stock Certificates. There shall be set forth on the face or back of each certificate for shares of stock of the Corporation a statement that each of the following is set forth in the articles of incorporation of the Corporation on file in the Office of the Secretary of State of the State of Texas, and that the Corporation will furnish a copy of each such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office: (i) a statement of the designations, preferences, and relative rights, including voting rights, of each class or series of the Corporation's capital stock to the extent that they have been fixed and determined; (ii) a statement of the authority of the board of directors to fix and determine the designations, preferences, limitations and relative rights, including voting rights, of any series; and (iii) a statement of the extent to which the Corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the Corporation.

     6. Reverse Stock Split. At 5:00 p.m. Houston Time on September 26, 1997 (the "Effective Date"), each share of the Company's Common Stock, par value $.001 per share, issued and outstanding (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified and changed into two-fifths of a share of the Company's Common Stock, par value $.001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more), shall be entitled to receive, upon surrender of such Old Certificates to the Company's exchange agent appointed by the Company (the "Exchange Agent") for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment equal to the product of such fraction multiplied by $16.00. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a holder of Old Certificates has not tendered to all his certificates for exchange the Exchange Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed $16.00. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates so surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law. The Exchange Agent shall be the Secretary of the Company or such other agent as the Company may appoint for such purpose.

                                   ARTICLE V

                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Corporation will not commence business until it has received for the issuance of its shares consideration of a value of at least One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI

                          REGISTERED OFFICE AND AGENT

     The street address of the registered office of the Corporation is 8 Greenway Plaza, Suite 1500, Houston, Texas 77046. The name of the registered agent of the Corporation at such address is J. Patrick Millinor, Jr.

                                  ARTICLE VII

BOARD OF DIRECTORS

     (1) The property, affairs and business of the Corporation shall be managed by or under the direction of the Corporation's board of directors. Subject to the rights of the holders of any series of Preferred Stock, the number of directors constituting the board of directors of the Corporation shall not be less than nine (9) nor more than eighteen (18). Subject to the rights of the holders of any series of Preferred Stock, the number of directors shall be determined from time to time hereafter exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire board of directors. For purposes of these Restated Articles of Incorporation, the "entire board of directors" shall mean the number of directors that would be in office if there were no vacancies nor any unfilled newly created directorships. Directors need not be residents of the State of Texas or shareholders of the Corporation. Until the third annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation under the TBCA, the directors shall be divided into three classes, which shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and designated Class I, Class II and Class III, respectively. Each director elected or appointed prior to the effectiveness of these Restated Articles of Incorporation under the TBCA shall serve for their full term, such that the term of each Class I director shall end at the second succeeding annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation, the term of each Class II director shall end at the third succeeding annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation, and the term of each Class III director shall end at the first succeeding annual meeting of shareholders following effectiveness of these Restated Articles of Incorporation. The term of each director elected after the effectiveness of these Restated Articles of Incorporation whether at an annual meeting or to fill a vacancy in the board of directors arising for any reason, including any increase in the size of the board of directors, shall end at the first annual meeting following his or her election. Commencing with the third annual meeting of shareholders following the effectiveness of these Restated Articles of Incorporation, the foregoing classification of the board of directors shall cease, and all directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office in accordance with the TBCA. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     (2) Notwithstanding anything else contained in these Restated Articles of Incorporation, whenever holders of any one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions applicable to such class or series established pursuant to Paragraph 1 of Article IV hereof. Directors shall be elected by such holders annually unless expressly provided otherwise by the terms of such class or series of Preferred Stock.

     (3) No director of the Corporation shall be removed from office as a director by vote or other action of the shareholders or otherwise except for cause.

                                  ARTICLE VIII

                        LIMITATION OF DIRECTOR LIABILITY

     To the greatest extent permitted by applicable law in effect from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability for: (i) a breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involved intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to any unlawful stock repurchase or unlawful payment of a dividend.

                                   ARTICLE IX

                                INDEMNIFICATION

     1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to such action, suit or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all judgments, fines, penalties (including excise tax and similar taxes), settlements, and reasonable expenses actually incurred by such indemnitee in connection therewith. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the TBCA requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of any undertaking, by or on behalf of such indemnitee, to repay all amount so advanced if it shall ultimately be determined by that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

     2. Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

     3. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this article or as otherwise permitted under the TBCA with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE X

                  CALL OF SPECIAL MEETINGS OF THE SHAREHOLDERS

     Special meetings of the Corporation's shareholders may be called (i) by the president, the board of directors, or such other person or persons as may be authorized in the Bylaws or (ii) by the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting.

                                   ARTICLE XI

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Texas, the board of directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

                                  ARTICLE XII

                 PROVISIONS APPLICABLE TO BUSINESS COMBINATIONS

     1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article XII, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Shareholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder, shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, and the affirmative vote of not less than a majority of the votes entitled to be cast by the Voting Stock beneficially owned by persons other than such Interested Shareholder. Each share of Voting Stock shall have the number of votes granted to it in, or duly fixed by the board of directors pursuant to, Article IV of these Articles of Incorporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, or in any agreement of the Corporation with any national securities exchange or otherwise.

     2. Exceptions to Higher Vote Requirement. The provisions of Section 3 of this Article XII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in any of the following Paragraphs (a), (b) or (c) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph (a) is met:

          (a) The Business Combination shall have been approved either specifically, or as a transaction which is within a series of related transactions described with reasonable specificity, by at least an eighty percent (80%) vote of the Continuing Directors (as hereinafter defined), who shall at the time constitute at least a majority of the Whole Board (as hereinafter defined) (whether or not such approval occurs prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder).

          (b) All of the following conditions shall have been met:

               (i) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock of the Corporation in such Business Combination shall be at least equal to the higher amount determined under clauses (A) and (B) below:

                    (A) (If applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) ("Highest Purchase Price") paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock,

                         (x) within the two-year period immediately prior to the
                    first public announcement of the proposed Business Combination (the "Announcement Date"), or

                         (y) in the transaction in which it became an Interested
                    Shareholder,

               whichever is higher, in either case, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; provided that if the Business Combination is effected more than 180 days after the last date upon which such Interested Shareholder paid the Highest Purchase Price, then the consideration to be received by the shareholders shall be increased by Interest (as hereinafter defined) with respect to the period from the date the Interested Shareholder paid the applicable Highest Purchase Price to the effective date of the Business Combination ("Adjustment Period").

                    (B) The Fair Market Value per share of Common Stock on the
               Announcement Date or on the date (the "Determination Date") on which the Interested Shareholder became an Interested Shareholder, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

               (ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (A), (B) and (C) below:

                    (A) (If applicable) the Highest Purchase Price paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock,

                         (x) within the two-year period immediately prior to the
                    Announcement Date, or

                         (y) in the transaction in which it became an Interested Shareholder,

               whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; provided that if the Business Combination is effected more than 180 days after the last date upon which such Interested Shareholder paid the Highest Purchase Price, then the consideration to be received by the shareholders shall be increased by Interest with respect to the Adjustment Period.

                    (B) The Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                    (C) (If applicable) the highest preferential amount per
               share to which the holders of shares of such class or series of Capital Stock would be entitled, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

               (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varies as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

               (iv) After the Determination Date and prior to the consummation of such Business Combination:

                    (A) Except as approved by a majority of the Continuing
               Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;

                    (B) There shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock of the Corporation), except as approved by a majority of the Continuing Directors;

                    (C) There shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of common stock of the Corporation, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and

                    (D) Neither such Interested Shareholder nor any of its
               Affiliates shall have become the beneficial owner of any additional shares of Capital Stock or securities convertible into Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the percentage beneficial ownership of the Interested Shareholder or any of its Affiliates of any class or series of Capital Stock.

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

               (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions).

               (vi) Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

               (vii) The Interested Shareholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advantages, guarantees, pledges or other financial assistance or any tax credits or other tax advances provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

          (c) The Business Combination shall be allowed, permitted or required under the terms of any Statement of Designation governing any Preferred Stock of the Corporation or pursuant to the Investor's Rights Agreement by and between the Corporation and Boss II, LLC, or necessary or required as part of or in connection with the Merger.

     3. Certain Definitions. The following definitions shall apply with respect to this Article XII:

          (a) The term "Business Combination" shall mean:

               (i) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder or (B) any other company (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder which, in any case, involves the issuance, redemption, cancellation, exchange or conversion of shares, obligations, evidences of ownership, rights to purchase securities or other securities (in one transaction or a series of transactions) having an aggregate Fair Market Value (as hereinafter defined) of more than twenty percent (20%) of the Total Assets of the Corporation (as hereinafter defined); or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), including without limitation any other security device, to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets, securities or commitments of the Corporation or any Subsidiary (as hereinafter defined) having an aggregate Fair Market Value of more than twenty percent (20%) of the Total Assets of the Corporation; or

               (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of more than twenty percent (20%) of the Total Assets of the Corporation; or

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

               (iv) the adoption of any plan or proposal for the liquidation, spinoff, splitoff, splitup or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary which is beneficially owned (as hereinafter defined) by an Interested Shareholder or any Affiliate of any Interested Shareholder by more than one percent, except for transactions described in subparagraphs (i), (ii) or (iii) of this Paragraph 3(a) which involve assets, cash, securities or other property of the Corporation with an aggregate Fair Market Value not in excess of twenty percent (20%) of the Total Assets of the Corporation; or

               (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (b) The term "Capital Stock" shall mean all capital stock of the Corporation now or hereafter authorized to be issued from time to time by the Corporation, and the term "Voting Stock" shall mean shares of Capital Stock which are entitled to vote generally in the election of directors.

          (c) The term "Total Assets of the Corporation" means the total assets of the Corporation, as reflected on the most recent consolidated balance sheet of the Corporation at the time the shareholders of the Corporation would be required to approve or adopt the transaction in question.

          (d) The term "person" shall mean any individual, firm, company, corporation, partnership, limited liability company, or other entity and shall include any "group" comprised of any person (as the term "group" is defined in Section 13(d)(3) of the Exchange Act).

          (e) "Interested Shareholder" means any person (other than the Corporation or any Subsidiary) who or which is the beneficial owner (as hereinafter defined), directly or indirectly, of ten percent or more of the voting power of the outstanding Voting Stock; provided, however, the term "Interested Shareholder" shall not include any employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

          (f) A person shall be a "beneficial owner" of, or shall "beneficially own" any Capital Stock (i) which such person or any of its Affiliates or Associates owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of any period of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph (e) of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through

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

     application of this Paragraph (f) of Section 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any arrangement or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

          (g) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on April 1, 1997.

          (h) The term "Subsidiary" means any company of which a majority of any class of Equity Security is beneficially owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph (e) of this Section 3, the term "Subsidiary" shall mean only a company of which a majority of each class of Equity Security is beneficially owned by the Corporation.

          (i) The term "Continuing Directors" means (i) any member of the board of directors of the Corporation, while such person is a member of the board of directors, who is not the Interested Shareholder, an Affiliate or Associate of the Interested Shareholder or a representative of any such person and who was a member of the board of directors prior to the Determination Date, and (ii) any successor of a Continuing Directors, while such successor is a member of the board of directors, who is not the Interested Shareholder, an Affiliate or Associate of the Interested Shareholder or a representative of any such person and who is recommended or elected to succeed the Continuing Directors by a majority of Continuing Directors.

          (j) The term "Fair Market Value" means (i) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
     (ii) in the case of property other than stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (k) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (b)(i) and (b)(ii) of Section 2 of this Article XII shall include the shares of Common Stock of the Corporation and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

          (l) The term "Interest" means interest with respect to the applicable Highest Purchase Price accrued daily at an annual rate equal to 110% of the arithmetic average of the weekly per annum market discount rates for 3-month U.S. Treasury bills during the Adjustment Period, as published by the Board of Governors of the Federal Reserve System; provided, however, that in respect of any portion of the Adjustment Period during which the Corporation cannot determine Interest in the foregoing manner, Interest shall be deemed to be ten percent (10%); and provided further that any such amount shall be reduced, but not below zero, by the aggregate of the regular quarterly cash dividends paid per share of Common Stock during the Adjustment Period.

          (m) The term "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, as in effect on April 1, 1997.

          (n) "Whole Board" means the total number of directors which this Corporation would have if there were no vacancies.

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

          (o) The term "Merger" means the merger contemplated by the Agreement and Plan of Merger dated November 2, 1999, by and between Group Maintenance America Corp. and Building One Services Corporation as amended.

     4. A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XII, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another; (iv) whether the applicable conditions set forth in Paragraph (b) of Section 2 have been met with respect to any Business Combination, (v) the Fair Market Value of Stock or other property in accordance with Paragraph (j) of Section 3 of this Article XII, and (vi) whether the securities which are the subject of any Business Combination referred to in Paragraph (a)(i) of Section 3, or the assets, securities or commitments which are the subject of any Business Combination referred to in Paragraph (a)(ii) of
Section 3, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in Paragraph (a)(iii) of Section 3 have, in any such case, an aggregate Fair Market Value of more than twenty percent (20%) of the Total Assets of the Corporation.

     5. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Shareholder (or holds of record shares of Voting Stock beneficially owned by any Interested Shareholder) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is an Interested Shareholder, (ii) the number of, and class or series of, shares beneficially owned by such person who it is reasonably believed is an Interested Shareholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and
(iii) any other factual matter relating to the applicability or effect of this
Article XII, as may be reasonably requested of such person, and such person shall furnish such information within ten (10) days after receipt of such demand.

     6. Nothing contained in this Article XII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     7. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the board of directors and the holders of any particular class or series of the Voting Stock required by law or these Articles of Incorporation, to alter, amend or repeal this
Article XII, as an additional requirement for such action, either (i) the Continuing Directors, who at the time shall constitute at least a majority of the Whole Board, shall expressly approve such action by at least an eighty percent (80%) vote of such Continuing Directors; or (ii) such action shall be adopted or approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class.

                                 ARTICLE XIII.

            CERTAIN ACQUISITIONS OF VOTING STOCK BY THE CORPORATION

     1. The Corporation shall not acquire, directly or indirectly, any Voting Stock, by the purchase, exchange or otherwise from any Related Person (as hereinafter defined) or any of its Affiliates or Associates.

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

     2. This article shall not be applicable to any acquisition of Voting Stock (i) pursuant to a Tender Offer made to all holders of any class of Voting Stock on the same price, terms and conditions and, if for less than all of the Voting Stock, subject to pro rata acceptance (except as to holders of fewer than 100 shares), (ii) in compliance with Rule 10b-18 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect at the date of adoption of this article, (iii) for a total consideration per share, including payment for legal fees, investment banking fees, brokerage fees and related costs and expenses of the holder in acquiring such Voting Stock, not in excess of the Fair Market Value per share, determined as of the Acquisition Date, (iv) pursuant to the terms of any Statement of Designation governing any Preferred Stock of the Corporation or pursuant to the Investor's Rights Agreement by and between the Corporation and Boss II, LLC, or (v) as part of or in connection with the Merger.

     3. The term "Acquisition Date" means the date on which the Related Person became a Related Person.

     4. The term "Related Person" means any person (other than the Corporation or any Subsidiary) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the then outstanding Voting Stock.

     5. The term "Tender Offer" means any tender offer for, or request or invitation for tenders of, Voting Stock, within the meaning of Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, as in effect at the date of adoption of this article, and any purchase or series of purchases of Voting Stock at or above then prevailing market prices for such Voting Stock pursuant to which more than five percent of the outstanding Voting Stock is acquired in any two-year period.

     6. The term "Merger" means the merger contemplated by the Agreement and Plan of Merger dated November 2, 1999, by and between Group Maintenance America Corp. and Building One Services Corporation as amended.

     7. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the board of directors and the holders of any particular class or series of the Voting Stock required by law or these Articles of Incorporation, to alter, amend or repeal this
Article XIII, as an additional requirement for such action, either (i) the Continuing Directors, who at the time shall constitute at least a majority of the Whole Board, shall expressly approve such action by at least an eighty percent (80%) vote of such Continuing Directors; or (ii) such action shall be adopted or approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class.

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